FREEDOM GROUP OF MONEY FUNDS
                                ONE BEACON STREET
                           BOSTON, MASSACHUSETTS 02108


                                                                October 30, 1996


Dear Shareholder:

    I urge you to vote on the important proposals described in the enclosed proxy material.

    If the shareholders of Freedom Cash Management Fund, Freedom Government Securities Fund, Freedom Tax Exempt Money Fund and Freedom California Tax Exempt Money Fund (the "Funds") approve these proposals, Freedom Capital Management Corporation (the "Adviser") will become independent of John Hancock Mutual Life Insurance Company ("John Hancock") and will be owned by an investor group including the present management of the Adviser.

    The independent non-management trustees of Freedom Mutual Fund and Freedom Group of Tax Exempt Funds (the "Trusts"), of which the Funds are series, have unanimously approved the proposals described in the enclosed proxy material and recommend that the shareholders approve them as well.

    TO VOTE ON THESE PROPOSALS, WE ASK THAT YOU SIGN THE ENCLOSED PROXY CARD AND RETURN IT TO US AS SOON AS POSSIBLE IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. IT IS VERY IMPORTANT THAT WE RECEIVE YOUR CARD SOON, SO THAT THE NECESSARY QUORUM OF SHAREHOLDERS IS REPRESENTED AT THE DECEMBER 16, 1996 MEETING.

    This is your opportunity to voice your opinion on matters that affect your Fund(s). Your prompt vote will also help to save time and money. If we do not receive enough votes, we must increase participation with additional mailings. That's a costly and time consuming process.

    John Hancock, through its subsidiary John Hancock Subsidiaries, Inc. ("Hancock Subsidiaries"), owns John Hancock Freedom Securities Corporation
("Freedom Securities") which is the parent company of the Adviser. Hancock Subsidiaries has decided to transfer substantially all of the stock of Freedom Securities that it holds to an investor group that includes the management of Freedom Securities and its subsidiaries, including the Adviser. The investor group also includes several non-employee outside investors. The investor group has arranged bank financing to consummate the contemplated transactions. None of the assets of the Funds will be used to finance the transaction, nor will the transaction affect the investment objectives or policies of any of the Funds or the fees paid by any of the Funds.

    We support the proposed change in ownership of the Adviser because management ownership will give us greater flexibility to attract and motivate professionals to do the best possible job for the Funds and their shareholders.






    If you have any questions before you vote, please contact your Tucker Anthony or Sutro investment executive or call us at 1-800-257-3336. We will be glad to help you get your vote in quickly.

    IT IS IMPORTANT THAT YOU ACT PROMPTLY BY SIGNING AND RETURNING THE ENCLOSED PROXY CARD SO THAT WE WILL HAVE THE NECESSARY QUORUM OF SHAREHOLDERS REPRESENTED FOR EACH FUND AT THE MEETING ON DECEMBER 16, 1996. Of course, we would be delighted if you could attend the meeting in person and discuss these proposals, or any other relevant matters, with us personally.

    We appreciate your continued support and look forward to receiving your votes of approval.

                                             Sincerely,

                                             /s/ Dexter A. Dodge
                                             -------------------
                                             DEXTER A. DODGE
                                             Chairman of the Board





                          FREEDOM CASH MANAGEMENT FUND
                       FREEDOM GOVERNMENT SECURITIES FUND
                                EACH A SERIES OF
                               FREEDOM MUTUAL FUND
                          FREEDOM TAX EXEMPT MONEY FUND
                    FREEDOM CALIFORNIA TAX EXEMPT MONEY FUND
                                EACH A SERIES OF
                        FREEDOM GROUP OF TAX EXEMPT FUNDS

                               ONE BEACON STREET
                           BOSTON, MASSACHUSETTS 02108
                                 (800) 257-3336

                                   ----------

                   NOTICE OF SPECIAL MEETINGS OF SHAREHOLDERS
                          TO BE HELD DECEMBER 16, 1996

    NOTICE IS HEREBY GIVEN that Special Meetings of Shareholders (the "Meetings") of Freedom Cash Management Fund ("Cash Management Fund") and Freedom Government Securities Fund ("Government Securities Fund"), each a series of Freedom Mutual Fund ("Mutual Fund"), and Freedom Tax Exempt Money Fund ("Tax Exempt Fund") and Freedom California Tax Exempt Money Fund ("California Fund"), each a series of Freedom Group of Tax Exempt Funds ("Tax Exempt Trust"), will be held at the principal offices of the Trusts, sixth floor, One Beacon Street, Boston, Massachusetts 02108 on Monday, December 16, 1996 at 2:00 p.m., Boston time, and at any adjournment or postponement thereof, for the purposes listed below. The Mutual Fund and the Tax Exempt Trust, each a Massachusetts business trust, are collectively referred to within this document as the "Trusts" and individually as a "Trust." The portfolio series of funds within the Trusts are collectively referred to as the "Funds" and individually as a "Fund." The matters to be voted on by the shareholders of the respective Funds are as follows:

    1. All Funds -- To consider and vote on approval of a new Advisory Agreement between each of the Trusts, on behalf of each Fund, and Freedom Capital Management Corporation (Proposal One).

    2. All Funds -- To elect eight Trustees of each Trust (Proposal Two).

    3. All Funds -- To ratify the selection of Price Waterhouse LLP as the independent accountants of each Trust (Proposal Three).

    4. Cash Management Fund Only -- To amend the Fund's fundamental investment restriction concerning investments in illiquid securities (Proposal
       Four).






    5. To consider and vote upon such other matters as may properly come before the Meetings or any adjournment or postponement thereof.

    These items are discussed in greater detail in the accompanying Proxy Statement.

    The Boards of Trustees have fixed the close of business on October 18, 1996, as the record date for determination of shareholders who are entitled to notice of and to vote at the Meetings and any adjournment or postponement thereof.

                                    By order of the Trustees,

                                    JOHN J. DANELLO
                                    Secretary


Boston, Massachusetts
October 30, 1996







YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY CARD(S) AND RETURN IT (THEM) PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH NEEDS NO POSTAGE IF MAILED IN THE CONTINENTAL UNITED STATES. IF YOU DESIRE TO VOTE IN PERSON AT THE MEETING, YOUR PROXY MAY BE REVOKED. THIS PROXY IS BEING SOLICITED BY THE TRUSTEES OF EACH TRUST.






                          FREEDOM CASH MANAGEMENT FUND
                       FREEDOM GOVERNMENT SECURITIES FUND
                                EACH A SERIES OF
                               FREEDOM MUTUAL FUND
                          FREEDOM TAX EXEMPT MONEY FUND
                    FREEDOM CALIFORNIA TAX EXEMPT MONEY FUND
                                EACH A SERIES OF
                        FREEDOM GROUP OF TAX EXEMPT FUNDS

                               ONE BEACON STREET
                           BOSTON, MASSACHUSETTS 02108
                                 (800) 257-3336

                                  -----------

                                 PROXY STATEMENT
                      FOR SPECIAL MEETINGS OF SHAREHOLDERS
                          TO BE HELD DECEMBER 16, 1996

SPECIAL MEETING

    This Proxy Statement is being furnished to the shareholders of Freedom Cash Management Fund ("Cash Management Fund") and Freedom Government Securities Fund ("Government Securities Fund"), each a series of Freedom Mutual Fund ("Mutual Fund"), and Freedom Tax Exempt Money Fund ("Tax Exempt Fund"), and Freedom California Tax Exempt Money Fund ("California Fund"), each a series of Freedom Group of Tax Exempt Funds ("Tax Exempt Trust"). The Mutual Fund and the Tax Exempt Trust, each a Massachusetts business trust, are collectively referred to in this Proxy Statement as the "Trusts" and individually as a "Trust." The portfolio series of funds within the Trusts are collectively referred to herein as the "Funds" and individually as a "Fund." This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of each Trust's Trustees for use at the Special Meetings of Shareholders (the "Meetings") to be held at the principal offices of the Trusts, sixth floor, One Beacon Street, Boston, Massachusetts 02108 on Monday, December 16, 1996 at 2:00 p.m., Boston time, and at any adjournment or postponement thereof.



                                       1




    As more fully described in this Proxy Statement, the Meetings have been called for the purposes set forth in the table below. This table identifies each proposal set forth in the Notice of Special Meeting of Shareholders and the checkmark (*) indicates which Fund's shareholders are being solicited to approve which proposal:

                                                  FREEDOM                    FREEDOM
                                 FREEDOM CASH   GOVERNMENT   FREEDOM TAX   CALIFORNIA
                                  MANAGEMENT    SECURITIES      EXEMPT     TAX EXEMPT
           PROPOSAL                  FUND          FUND       MONEY FUND   MONEY FUND
1. Approval of Advisory
   Agreement (All Funds)               X            X            X             X
2. Election of Trustees (All
   Funds)                              X            X            X             X
3. Ratification of
   Independent Auditors (All
   Funds)                              X            X            X             X
4. Amend Fundamental
   Investment Restriction
   Concerning Investments in
   Illiquid Securities                 X

    The most recent annual and semiannual reports for the Funds have previously been sent to shareholders and are available upon request without charge by calling 1-(800) 257-3336.


    This Proxy Statement and the forms of proxy will be mailed to shareholders of each of the Funds on or about November 4, 1996.


SOLICITATION, REVOCATION AND USE OF PROXIES

    HOLDERS OF SHARES OF THE FUNDS ARE REQUESTED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. If the enclosed proxy is properly executed and returned in time to be voted at the Meetings, the shares represented thereby will, unless the proxy has previously been revoked, be voted in accordance with the instructions marked on the proxy. Unless instructions to the contrary are marked on the proxy, the proxy will be voted FOR each Proposal, as described in this Proxy Statement and as set forth in the accompanying Notice of Special Meetings, and in the discretion of the persons named as proxies in connection with any other matters as may properly come before the Meetings or any adjournment or postponement of the Meetings. The Trustees do not know of any matter to be considered at the Meetings other than the matters referred to in the Notice of Special Meetings.

    Proxy solicitations will be made primarily by mail, but proxy solicitations also may be made by telephone, telegraph or personal interviews conducted by Trustees and officers of the Trusts, by personnel of Freedom Capital Management Corporation, the investment adviser for each of the Funds, by personnel of Tucker Anthony Incorporated, Sutro & Co. Incorporated and Freedom Distributors Corporation, the Funds' distributors, and the Funds' transfer agent, John Hancock Investor Services Corporation, in person or by telephone.



                                       2


    A shareholder executing and returning a proxy has the power to revoke it at any time before it is exercised by filing with the Trusts a written notice of revocation at the following address: One Beacon Street, Boston, Massachusetts 02108, Attention: John J. Danello, Secretary, or returning a duly executed proxy bearing a later date prior to the time of the Meetings. Any shareholder who has executed a proxy but is present at the Meetings and who wishes to vote in person may revoke his or her proxy by notifying the Secretary of the Trusts (without complying with any formalities) at any time before it is voted. Presence at the Meetings alone will not serve to revoke a previously executed and returned proxy.

    A majority of the shares of a Fund entitled to vote at the Meetings shall be a quorum for the transaction of business by that Fund. In the event a quorum is not present in person or by proxy at the time any session of the Meetings is called to order, the persons named as proxies may vote those proxies which have been received to adjourn the Meetings to a later date. In the event that a quorum is present but sufficient votes in favor of any of the Proposals have not been received, the persons named as proxies may propose one or more adjournments of the Meetings to permit further solicitation of proxies with respect to any of the Proposals. Any such adjournment will require the affirmative vote of a majority of those shares present in person or by proxy at the session of the Meetings to be adjourned. A shareholder vote may be taken on one or more of the Proposals in the Proxy Statement prior to an adjournment if sufficient votes for its approval have been received and it is otherwise appropriate.

    For purposes of determining the presence or absence of a quorum and for determining whether sufficient votes have been received for approval of any matter to be acted upon at the Meetings, abstentions and broker non-votes will be treated as shares that are present at the Meetings but which have not been voted. For this reason, abstentions and broker non-votes will assist a Fund in obtaining a quorum but will have the practical effect of a "no" vote for purposes of obtaining the requisite vote for approval of Proposals One, Three and Four.

    Shares do not have cumulative voting rights, which means that in situations in which shareholders elect Trustees, holders of more than 50% of the shares voting for the election of Trustees can elect 100% of a Trust's Trustees, and the holders of less than 50% of the shares voting for the election of Trustees will not be able to elect any person as a Trustee.

RECORD DATE AND OUTSTANDING SHARES

    Only shareholders of the Funds of record as of the close of business on October 18, 1996 (the "Record Date") are entitled to receive notice of, and to vote at, the Meetings and any adjournment or postponement of the


                                       3



Meetings. As of the close of business on the Record Date, the following number of shares of each Fund were outstanding and entitled to vote:


                                                                   NUMBER OF
                                                                    SHARES
                     FUND                                         OUTSTANDING
                    ------                                       -------------
Cash Management Fund                                           1,571,315,935.211
Government Securities Fund                                       300,466,213.570
Tax Exempt Fund                                                  281,076,253.661
California Fund                                                  113,114,084.030


    The holder of each full share outstanding as of the close of business on the Record Date is entitled to one vote for each share held of record upon each matter properly submitted to the Meetings or any adjournment or postponement thereof, with a proportionate vote for each fractional share.

PROXY SOLICITATION EXPENSES

    The cost of soliciting proxies and all expenses incurred by the Funds in connection with the Transaction described in Proposal One, including, without limitation, the expenses relating to the Meetings and to the meetings of the Trustees at which the proposed Transaction was considered, and the fees and expenses of counsel to the Funds and counsel to the Trustees of the Trusts who are not "interested persons" (the "Independent Trustees") (as defined in the Investment Company Act of 1940 (the "1940 Act") of the Adviser, will be borne by John Hancock Subsidiaries, Inc. and/or by JHFSC Acquisition Corp., and not by the Trusts. John Hancock Subsidiaries, Inc. will also reimburse brokerage firms and others for their expenses in forwarding proxy materials to the beneficial owners and soliciting them to execute the proxies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    As of the Record Date, the Estate of Jane S. Miller, 520 SW Yamhill RG #8, Portland, OR 97204-1335, was the beneficial owner of approximately 6% of the shares of the Tax Exempt Fund. To the knowledge of the Mutual Fund and Tax Exempt Trust, no other person beneficially owns 5% or more of any shares of the Funds.

                               PROPOSAL ONE

                        CONSIDERATION AND APPROVAL OF A
               NEW INVESTMENT ADVISORY AGREEMENT BETWEEN THE
             TRUSTS, ON BEHALF OF EACH FUND, AND THE ADVISER.


    The investment adviser for each of the Trusts is Freedom Capital Management Corporation, a Massachusetts corporation (the "Adviser"), with offices at One Beacon Street, Boston, Massachusetts 02108. The Adviser is a registered investment advisory firm which maintains a securities




                                       4



research department, the efforts of which are made available to the Funds. The Adviser is a wholly-owned subsidiary of John Hancock Freedom Securities Corporation ("Freedom Securities"), which is a wholly-owned subsidiary of John Hancock Subsidiaries, Inc. ("Hancock Subsidiaries"), which is in turn a wholly-owned subsidiary of John Hancock Mutual Life Insurance Company ("John Hancock"). The head offices of John Hancock, Hancock Subsidiaries and Freedom Securities are at 200 Clarendon Street, Boston, Massachusetts 02116.


    Freedom Distributors Corporation ("Freedom Distributors") and Tucker Anthony Incorporated ("Tucker Anthony"), affiliates of the Adviser, serve as distributors and principal underwriters for the Cash Management Fund, Government Securities Fund and Tax Exempt Fund pursuant to a distribution agreement with each Trust. Freedom Distributors, Tucker Anthony and Sutro & Co. Incorporated ("Sutro"), also an affiliate of the Adviser, serve as distributors and principal underwriters for the California Fund pursuant to a Distribution Agreement with the Tax Exempt Trust. Tucker Anthony and Sutro are brokerage firms which are members of the New York Stock Exchange. Freedom Distributors, Tucker Anthony and Sutro are all direct subsidiaries of Freedom Securities and indirect subsidiaries of John Hancock.

THE TRANSACTION

    Under a Contribution Agreement (the "Contribution Agreement") dated as of October 4, 1996 among Hancock Subsidiaries, JHFSC Acquisition Corp., Thomas H. Lee Equity Fund III, L.P. ("Lee") and SCP Private Equity Partners, L.P. ("SCP"), Hancock Subsidiaries, which owns all of the capital stock of Freedom Securities, will contribute 100% of the issued and outstanding shares of capital stock of Freedom Securities to JHFSC Acquisition Corp., in exchange for (i) 4.999% of the issued and outstanding capital stock of JHFSC Acquisition Corp. and (ii) aggregate consideration of $180,000,000 (subject to reduction to the extent of certain distributions made prior to closing) (the "Transaction"). Of the $180,000,000 aggregate consideration paid by JHFSC Acquisition Corp., $85,000,000 will be financed through senior debt issued to a syndicate of banks led by The First National Bank of Boston and $75,000,000 will be financed by the issuance of common stock of JHFSC Acquisition Corp. (the "Equity Financing"), with the remainder being funded from working capital. The Equity Financing will be consummated through the contribution to JHFSC Acquisition Corp. by (i) Lee of an aggregate of up to $40,000,000, (ii) SCP of an aggregate of up to $10,000,000, and (iii) certain members of management and employees of Freedom Securities and its subsidiaries, including the Adviser (the "Employee Shareholders") of an aggregate of at least $25,000,000, in exchange for shares of capital stock of JHFSC Acquisition Corp. In connection with the financing arrangements, the loan from the syndicate of banks led by The First National Bank of Boston will be secured by a pledge of




                                       5




the outstanding capital stock of one or more of JHFSC Acquisition Corp., Freedom Securities and their subsidiaries, including the Adviser, Tucker Anthony and Sutro.

     After giving effect to consummation of the transactions contemplated by the Contribution Agreement, Freedom Securities will become a wholly-owned subsidiary of JHFSC Acquisition Corp., and the Adviser will remain a wholly-owned subsidiary of Freedom Securities. It is anticipated that the outstanding capital stock of JHFSC Acquisition Corp. after the consummation of the Transaction will be held approximately as follows:



                                                              PERCENTAGE
                   INVESTOR                                   OWNERSHIP
                  ----------                                  ----------
Thomas H. Lee Equity Fund III, L.P.                              49.9%
SCP Private Equity Partners, L.P.                                13.0%
John Hancock Subsidiaries, Inc.                                   4.9%
Employee Shareholders                                            32.2%


    If the Employee Shareholders contribute more than $25,000,000 (up to $30,000,000), the percentage ownership of Lee and SCP in JHFSC Acquisition Corp. set forth above will be reduced proportionately.


    As a result of the Transaction, Freedom Distributors, Tucker Anthony and Sutro, which are also subsidiaries of Freedom Securities, will undergo a change of control similar to the Adviser.



     Thomas H. Lee Equity Fund III, L.P. is a Massachusetts limited partnership. The general partner of Thomas H. Lee Equity Fund III, L.P. is THL Equity Advisors III Limited Partnership, a Massachusetts limited partnership. The general partner of THL Equity Advisors III Limited Partnership is THL Equity Trust III, a Massachusetts business trust. The sole beneficial owner of THL Equity Trust III is Thomas H. Lee. The address of Thomas H. Lee Equity Fund III, L.P., THL Equity Advisors III Limited Partnership and THL Equity Trust III is 75 State Street, Boston, Massachusetts 02109.

    SCP Private Equity Partners, L.P. is a Delaware limited partnership. The general partner of SCP Private Equity Partners, L.P. is SCP Private Equity Management, L.P., a Delaware limited partnership. The interests of SCP Private Equity Management, L.P. are divided equally among its three general partners: Safeguard Capital Management, Inc. (which is a wholly owned subsidiary of Safeguard Scientifics, Inc., a publicly held company), Winston J. Churchill and Samuel A. Plum. The address of SCP Private Equity Partners, L.P., SCP Private Equity Management, L.P., Safeguard Capital Management, Inc., Winston J. Churchill and Samuel A. Plum is 435 Devon Park Drive, Wayne, Pennsylvania 19087.


    Consummation of the Transaction is subject to the conditions set forth in the Contribution Agreement for the Transaction, including, without limitation, consummation of the financing arrangements, approval by the




                                       6



Trustees of the Trusts of new advisory agreements (which approval has been obtained) and the receipt of certain governmental and third party approvals. The Transaction is also conditioned upon the approval by shareholders of the Funds of Proposal One set forth in this Proxy Statement and the receipt of the Exemptive Order described below. No assurance can be given that the Transaction will be consummated.


    If the Transaction is consummated and if shareholders of the Funds approve the proposed New Advisory Agreements with the Adviser, the Adviser will continue the investment advisory functions it currently performs. If the Transaction is not consummated, the Funds' Existing Advisory Agreements with the Adviser will remain in place.

    Compliance with Section 15(f) of the 1940 Act. The Trusts intend to adhere to the provisions of Section 15(f) of the 1940 Act. Section 15(f) of the 1940 Act provides that when a change in control of an investment adviser occurs, the investment adviser or any of its affiliated persons may receive any amount or benefit in connection therewith as long as two conditions are satisfied. First, no unfair burden may be imposed on the investment company as a result of the transaction relating to the change of control, or any express or implied terms, conditions or understandings, applicable thereto. The term "unfair burden," as defined in the 1940 Act, includes any arrangement during the two-year period after the change in control whereby the investment adviser (or predecessor or successor adviser), or any interested person of any such adviser, receives or is entitled to received any compensation, directly or indirectly, from the investment company or its security holders (other than fees for bona fide investment advisory or other services) or from any person in connection with the purchase or sale of securities or other property to, from, or on behalf of the investment company (other than fees for bona fide principal underwriting services). No such compensation arrangements are contemplated in the Transaction. Hancock Subsidiaries and JHFSC Acquisition Corp. have agreed in the Contribution Agreement to, and have each represented to the Trustees of the Trusts that they will use their best efforts to, ensure that the Transaction will not cause the imposition of an unfair burden on any of the Funds.

    The second condition is that during the three-year period immediately following consummation of the transaction, at least 75% of the investment company's board of trustees must not be "interested persons" of the investment adviser or predecessor investment adviser within the meaning of the 1940 Act. Hancock Subsidiaries and JHFSC Acquisition Corp. have agreed in the Contribution Agreement to, and have each represented to the Trustees of the Trusts that they will use their best efforts to, ensure that the second condition is met. The current nominees for election as Trustees of each of the Trusts, as described below under Proposal Two of this Proxy Statement, meet this condition of Section 15(f).



                                       7




    Change of Control and Exemptive Order Application. As required by the 1940 Act, the Existing Advisory Agreements pursuant to which the Adviser provides investment advisory services to the Funds provide for their automatic termination upon their "assignment." The 1940 Act defines "assignment" to include any direct or indirect transfer or hypothecation of a contract by the assignor, or of a controlling block of the assignor's outstanding voting securities by a security holder of the assignor. If the Transaction is consummated, an indirect change in control of the Adviser would occur, giving rise to an "assignment" of the Funds Existing Advisory Agreements with the Adviser within the meaning of the 1940 Act, necessitating shareholder approval of new investment advisory agreements In addition, if the Transaction is consummated, Freedom Distributors, Tucker Anthony and Sutro, which are also subsidiaries of Freedom Securities and affiliates of the Adviser, would also undergo an indirect change in control similar to the Adviser, giving rise to an "assignment" of the Funds' current distribution agreements with these distributors within the meaning of the 1940 Act, necessitating Trustee approval of new distribution agreements. The Trustees of the Trusts approved new distribution agreements with the Funds' distributors on October 3, 1996 in anticipation of the consummation of the Transaction.

    With respect to the Existing Advisory Agreements, the Trusts on behalf of the Funds and the Adviser (together with the Trusts, the "Applicants"), applied pursuant to Section 6(c) of the 1940 Act, for an order of the SEC to provide the Applicants an exemption from Section 15(a) of the 1940 Act (the "Exemptive Order"). Section 15(a) of the 1940 Act generally requires the shareholders to approve new investment advisory agreements.


    The requested exemption would permit the implementation, prior to formal shareholder approval, of the New Advisory Agreements described below, which are substantially identical to the Existing Advisory Agreements, between the Trusts and the Adviser with respect to each Fund. The requested exemption would cover an interim period of not more than 120 days (the "Interim Period") beginning on the date of the Transaction and continuing through the date the New Advisory Agreements are approved or disapproved by the shareholders of the respective Funds pursuant to this proxy, but in no event later than March 31, 1997. For each Fund, the aggregate contractual rate chargeable for investment advisory services will remain the same. During the Interim Period, fees payable by the Funds for such investment advisory services will be paid into escrow.

    Under the Exemptive Order, the Applicants proposed to enter into an escrow arrangement with an unaffiliated financial institution that will serve as escrow agent. The arrangement, in substance, will provide that the fees payable to the Adviser during the Interim Period under the New Advisory Agreements will be paid into an interest-bearing escrow account maintained by the escrow agent and that the amounts in the escrow account with respect to each Fund (including interest earned on such paid fees) will be paid to the Adviser only if shareholders of the Fund approve the New Advisory



                                       8



Agreements. If shareholders of a Fund fail to approve the New Advisory Agreements, the escrow agent will pay that Fund its respective share of the escrow amounts (including any interest earned).

EXISTING ADVISORY AGREEMENTS


    Pursuant to investment advisory agreements dated as of June 25, 1982 with respect to the Mutual Fund and as of September 15, 1982, as amended July 31, 1990, with respect to the Tax Exempt Trust (the "Existing Advisory Agreements") between the respective Trusts and the Adviser, the Adviser agreed to act as investment adviser and manager to the Funds. As manager and investment adviser, the Adviser has: (a) furnished continuously an investment program for the Funds and determine, subject to the overall supervision and review of the Trustees, which investments should be purchased, held, sold or exchanged, (b) provided supervision over all aspects of the Funds' operations except those which are delegated to a custodian, transfer agent or other agent, and (c) provided the Trusts with such executive, administrative and clerical personnel, offices and equipment as are deemed necessary for the conduct of the business of the Funds.


    Each Fund bears all costs of its organization and operation, including expenses of preparing, printing and mailing all shareholders' reports, notices, prospectuses (except that the expense of printing and mailing prospectuses used for promotional purposes will not be borne by the Funds), proxy statements and reports to regulatory agencies; expenses relating to the issuance, registration and qualification of shares of the Trust; government fees; interest charges; expenses of furnishing to shareholders their account statements; taxes; expenses of redeeming shares; brokerage and other expenses connected with the execution of portfolio securities transactions; fees and expenses of the Trust's custodian, including those for keeping books and accounts and calculating the net asset value of shares of each Fund; fees and expenses of its independent accountants, legal counsel, transfer agent and dividend disbursing agent; the compensation and expenses of its Trustees who are not otherwise affiliated with the Trust, the Adviser or John Hancock or any of their affiliates; expenses of Trustees' and shareholders' meetings; trade association memberships; insurance premiums; and any extraordinary expenses.

    The continuation of the Existing Advisory Agreement for the Mutual Fund was last approved on May 23, 1996 by all of the Trustees, including all of the Trustees who are not parties to that Existing Advisory Agreement or "interested persons" (as defined in the 1940 Act) of any such party, and was approved on June 14, 1982 by the then outstanding shareholders of each of the Cash Management Fund and the Government Securities Fund. The continuation of the Existing Advisory Agreement for the Tax Exempt Trust was last approved on May 23, 1996 by all of the Trustees, including all of the Trustees who are not



                                       9



parties to that Existing Advisory Agreement or "interested persons" (as defined in the 1940 Act) of any such party, and was approved on June 13, 1983 by the then outstanding shareholders of the Tax Exempt Fund and on April 10, 1991 by the then outstanding shareholders of the California Fund. The Existing Advisory Agreements will continue in effect with respect to the Mutual Fund and the Tax Exempt Trust from year to year, provided that their continuance is approved annually both (i) by the holders of a majority of the outstanding voting securities of each Fund or by the Trustees, and (ii) by a majority of the Trustees who are not parties to the Existing Advisory Agreements or "interested persons" of any such party. The Existing Advisory Agreements may be terminated on 60 days' written notice by either party and will terminate automatically if they are assigned.

Each of the Cash Management Fund, Government Securities Fund, Tax Exempt Fund and California Fund pays the Adviser a monthly advisory fee in an amount equal, on an annual basis, to .50% of each Fund's average daily net assets up to and including $500,000,000 and .45% of each Fund's average daily net assets in excess of $500,000,000.

    For the fiscal year ended December 31, 1995, the Cash Management Fund, the Government Securities Fund, the Tax Exempt Fund and the California Fund paid the Adviser investment advisory fees of $5,802,037, $1,391,071, $1,365,700 and $434,998, respectively. With respect to the California Fund, during the fiscal year ended December 31, 1995, the Adviser waived $152,510 of the fees attributable to that Fund.

NEW ADVISORY AGREEMENTS

    If the proposed New Advisory Agreements are approved by the shareholders of the Funds to which the respective agreements relate, the Adviser will continue to serve as investment adviser to each Fund. Following the Transaction, the Adviser will continue as a subsidiary of Freedom Securities and will become a subsidiary of JHFSC Acquisition Corp. The terms and conditions of the proposed New Advisory Agreements are substantially identical to those of the Existing Advisory Agreements.

    The New Advisory Agreements, if approved, will continue in effect for a two year period following the later to occur of (i) such approval by the relevant Fund's shareholders, or (ii) the consummation of the Transaction; provided, that, if exemptive relief is granted by the SEC, the New Advisory Agreements will become effective upon the consummation of the Transaction, even if that is prior to the approval of the New Advisory Agreements by the shareholders of the Funds. Subsequently the New Advisory Agreements will be subject to annual approval by the Trustees and by the Independent Trustees, or to approval by the relevant Fund's shareholders. The New Advisory Agreements may be terminated as to any Fund, without penalty, by the Trustees or by the


                                       10


shareholders of the relevant Fund upon 60 days' written notice to the Adviser or by the Adviser upon 60 days' written notice to the Fund. The New Advisory Agreements will terminate automatically in the event of their "assignment," as defined in the 1940 Act.

    If the proposed New Advisory Agreements are approved, as manager and investment adviser, the Adviser will: (a) furnish continuously an investment program for the Funds and determine, subject to the overall supervision and review of the Trustees, which investments should be purchased, held, sold or exchanged, (b) provide supervision over all aspects of the Funds' operations except those which are delegated to a custodian, transfer agent or other agent, and (c) provide the Trusts with such executive, administrative and clerical personnel, offices and equipment as are deemed necessary for the conduct of the business of the Funds.

    If the proposed New Advisory Agreements are approved, each Fund will bear all costs of its organization and operation, including expenses of preparing, printing and mailing all shareholders' reports, notices, prospectuses (except that the expense of printing and mailing prospectuses used for promotional purposes will not be borne by the Funds), proxy statements and reports to regulatory agencies; expenses relating to the issuance, registration and qualification of shares of the Trust; government fees; interest charges; expenses of furnishing to shareholders their account statements; taxes; expenses of redeeming shares; brokerage and other expenses connected with the execution of portfolio securities transactions; fees and expenses of the Trust's custodian, including those for keeping books and accounts and calculating the net asset value of shares of each Fund; fees and expenses of its independent accountants, legal counsel, transfer agent and dividend disbursing agent; the compensation and expenses of its Trustees who are not otherwise affiliated with the Trust, the Adviser or any of their affiliates; expenses of Trustees' and shareholders' meetings; trade association memberships; insurance premiums; and any extraordinary expenses.

    If the proposed New Advisory Agreements are approved, each of the Cash Management Fund, Government Securities Fund, Tax Exempt Fund and California Fund will pay the Adviser a monthly advisory fee in an amount equal, on an annual basis, to .50% of each Fund's average daily net assets up to and including $500,000,000 and .45% of each Fund's average daily net assets in excess of $500,000,000, which is identical to the fee paid under the Existing Advisory Agreement.

INFORMATION ABOUT THE ADVISER

    Information Concerning Directors and Executive Officers of the Adviser. The names and principal occupations of each director and executive officer of the Adviser are set forth below. The business address of each person



                                       11



listed below, is One Beacon Street, Boston, Massachusetts 02108, except the business address for Messrs. Kirshbaum, Lipson, and Hirsch and Ms. Graham- Lyons is One World Financial Center, New York, NY 10281.



                                           PRINCIPAL OCCUPATION AND     POSITION
                            POSITION       OTHER BUSINESS EXPERIENCE    WITH THE
         NAME             WITH ADVISER       WITHIN LAST TWO YEARS       TRUSTS
        ------           --------------    -------------------------    --------

Dexter A. Dodge           Chairman and     Chief Executive Officer,    Trustee,
                          Managing          President and Managing     Chairman
                          Director          Director of the Adviser    and
                                                                       Chief
                                                                       Executive
                                                                       Officer

John J. Danello           President and    President and Chief         President
                          Managing          Operating Officer of the   and
                          Director          Adviser                    Secretary

John Goldsmith            Managing         Chairman & CEO, John           --
                          Director          Hancock Freedom
                                            Securities Corporation

Lawrence G. Kirshbaum     Managing         Chief Financial Officer     Trustee
                          Director          and Executive Vice
                                            President of John
                                            Hancock Freedom
                                            Securities Corporation

Arthur E. McCarthy        Managing         Managing Director of the       --
                          Director          Adviser. Registered
                                            Representative of
                                            Tucker Anthony
                                            Incorporated

Terrence J. Gerlich       Managing         Managing Director of the       --
                          Director          Adviser

Richard V. Howe           Managing         Managing Director of the       --
                          Director          Adviser

Ellen C. Varney           Senior Vice      Senior Vice President and      --
                          President and     Chief Financial Officer
                          Chief             of Adviser since
                          Financial         February 1996.
                          Officer           Financial Manager of
                                            John Hancock from
                                            September 1990 to
                                            December 1995.

Charles B. Lipson         President of     President and founder of       --
                          the M.D.          the M.D. Hirsch
                          Hirsch            Division of the Adviser
                          Division of       since February 1995.
                          the Adviser       President and Chief
                                            Operating Officer.
                                            Officer of the M.D.
                                            Hirsch Division of
                                            Republic Asset
                                            Management Corporation
                                            from February 1991 to
                                            December 1994.



                                       12

                                           PRINCIPAL OCCUPATION AND     POSITION
                            POSITION       OTHER BUSINESS EXPERIENCE    WITH THE
         NAME             WITH ADVISER       WITHIN LAST TWO YEARS       TRUSTS
        ------           --------------    -------------------------    --------

Michael D. Hirsch         Chairman,        Chairman, M.D. Hirsch          --
                          M.D. Hirsch       Division of the Adviser
                          Divison of the    since February 1995.
                          Adviser           Vice President and
                                            Executive Vice Chairman
                                            and Managing Director,
                                            Portfolio Manager M.D.
                                            Hirsch Division of
                                            Republic Asset
                                            Management Corporation
                                            from June 1993 to
                                            February 1994.

Michelle Graham-Lyons     Senior Vice      Senior Vice President of       --
                          President of      the Adviser since
                          the Adviser       February 1995. First
                                            Vice President M.D.
                                            Hirsch Division of
                                            Republic Asset
                                            Management Corporation
                                            from June 1993 to
                                            February 1994


    Contracts with Companies Affiliated with the Adviser. John Hancock Clearing Corporation has a Service Agreement with both the Mutual Fund and the Tax Exempt Trust to maintain and service certain shareholder accounts of the Funds held by shareholders with brokerage accounts with Tucker Anthony or Sutro. John Hancock Clearing Corporation is an affiliate of the Adviser and Tucker Anthony or Sutro. For the year ended December 31, 1995, John Hancock Clearing Corporation received reimbursements from the Mutual Fund and the Tax Exempt Trust of $1,094,025 and $99,320 respectively. Effective June 21, 1993, John Hancock Investor Services Corporation ("JHIS," formerly known as John Hancock Fund Services, Inc.), a wholly-owned subsidiary of John Hancock and an affiliate of the Adviser, became transfer agent for the Funds. For the fiscal year ended December 31, 1995, JHIS received reimbursements from the Mutual Fund and the Tax Exempt Trust of $1,556,460 and $145,435, respectively.

CONSIDERATION BY THE TRUSTEES

    The Trustees, including the Independent Trustees, of each Trust have approved the New Advisory Agreements on behalf of each Fund, and recommend that the New Advisory Agreements be approved by shareholders of the Funds.

    Since the commencement of negotiations by John Hancock concerning the Transaction, the Contracts Committee, which is comprised of the Independent Trustees, met separately and together with the full Board three times. Messrs.



                                       13



Farrell,  Kendall  and  Osterberg  have  served  and  continue  to serve on this
Committee. In the course of their review, the Trustees, including the Independent Trustees, requested information of the Adviser and JHFSC Acquisition Corp. and reviewed the information provided by them. The Independent Trustees also retained special counsel to assist them in their review of the Transaction and its anticipated effects upon the Funds and their shareholders.

    The Trustees, including the Independent Trustees, of each Trust considered, among other things, the structure of the Transaction and the terms of the Contribution Agreement and related agreements, including the representations of both the Adviser and JHFSC Acquisition Corp. with respect to the Funds. In particular, the Trustees noted the parties' agreements to use their best efforts to assure that no unfair burden would be imposed on the Funds as a result of the Transaction, as well as the fact that the Transaction would be conditioned upon approval of the New Advisory Agreements by the Trustees of the Trusts. The Trustees also relied upon representations of the Adviser and JHFSC Acquisition Corp. that (i) no material changes in the operation of the Trusts are contemplated as a result of the Transaction, (ii) there is no present intention on the part of the Adviser or JHFSC Acquisition Corp. to propose any increase in the rate of fees paid by the Trusts to the Adviser, and (iii) no material changes in the management of the Adviser are presently contemplated as a result of the Transaction.

    The Trustees, including the Independent Trustees, of each Trust further considered whether the Transaction could enhance the investment advisory operations of the Adviser and the level and quality of services provided to the Funds and their shareholders, as well as the commitments provided by JHFSC Acquisition Corp. that substantially the same personnel at the Adviser who now provide advisory services to the Funds would continue to do so after the Transaction. The Trustees also considered the reputation, financial responsibility and stability of the owners of JHFSC Acquisition Corp.


    The Trustees, including the Independent Trustees, of each Trust also considered the fact that the advisory fees would remain the same under the New Advisory Agreements as under the Existing Advisory Agreements and the fact that the terms of the New Advisory Agreements do not substantially differ from those of the Existing Advisory Agreements. The Trustees also relied on the representations of Hancock Subsidiaries and JHFSC Acquisition Corp. that the Funds and their shareholders would not bear any fees or expenses in connection with the Transaction. In addition, the Trustees considered, based on the data available to them, the Adviser's historical profitability with respect to its management of the Funds as well as its reasonably anticipated profitability after the Transaction. The Trustees also considered that the New Advisory Agreements provided that they may be terminated by the shareholders of the relevant Fund and by the Trustees without the payment of any penalty by such Fund.


                                       14


     In addition, the Trustees considered during the course of their due diligence process (i) the history, reputation, qualifications and background of the Adviser, as well as the qualifications of its personnel (ii) the Adviser's investment performance record with respect to the Funds, and (iii) the benefits, if any, expected to be realized as a result of the Transaction.


    After considering these and other factors, the Trustees, including the Independent Trustees, of the Trusts, at meetings held in person on October 3, 1996, unanimously approved the proposed New Advisory Agreements with the Adviser and recommended their approval to the shareholders of the Funds.

    THE TRUSTEES OF EACH OF THE TRUSTS, INCLUDING THE INDEPENDENT TRUSTEES, RECOMMEND THAT THE SHAREHOLDERS OF EACH FUND VOTE FOR PROPOSAL ONE, THE APPROVAL OF THE NEW ADVISORY AGREEMENT FOR THEIR RESPECTIVE FUND.

REQUIRED VOTE


    Approval of the New Advisory Agreements between the Trusts, on behalf of a Fund, and the Adviser requires the affirmative vote of a majority of the outstanding shares of each Fund, voting separately as a Fund. Under the 1940 Act, this means that, to be approved by a Fund, this Proposal must receive the affirmative vote of holders of the lesser of either (a) 67% or more of the outstanding shares of the applicable Fund, voting as a single class, present at the Meetings, if the holders of more than 50% of the outstanding shares of the Fund are present or represented by proxy, or (b) more than 50% of the outstanding shares of the applicable Fund, voting as a single class.


                               PROPOSAL TWO

               ELECTION OF EIGHT TRUSTEES OF EACH OF THE TRUSTS

    At the Meetings, the shareholders of each of the Funds are being asked to elect the eight nominees of the respective Boards of Trustees as Trustees of each Trust, to serve during the lifetime of the Trusts except if a Trustee sooner dies, resigns or is removed as provided in the Agreement and Declaration of Trust, as amended (the "Agreement and Declaration of Trust"), of each Trust. After the election by the shareholders at the Meetings, each Board of Trustees will be a self-perpetuating body until fewer than 50% of the Trustees serving as such are Trustees who were elected by shareholders. At that time, another meeting of shareholders will be called to elect Trustees.

    All of the nominees named below, except Messrs. Darling, Haack and Veator, are presently serving as Trustees of each of the Trusts. All shares represented by valid proxies will be voted in the election of Trustees of the Trusts for the nominees named below, unless authority to vote for a particular nominee is withheld. Each nominee has agreed to serve as Trustee if elected. If any such nominee is not available for election at the time of the Meetings, the persons named as proxies will vote for such substitute nominee as the Independent Trustees may recommend.


                                       15



CONSIDERATION BY BOARDS OF TRUSTEES

    THE TRUSTEES OF EACH OF THE TRUSTS, INCLUDING THE INDEPENDENT TRUSTEES, RECOMMEND THAT SHAREHOLDERS OF EACH TRUST VOTE FOR PROPOSAL TWO, THE ELECTION OF THE NOMINEES BELOW AS TRUSTEES OF EACH OF THE TRUSTS.

INFORMATION AS TO NOMINEES

    Set forth below is certain information as of September 30, 1996 regarding the nominees as Trustees of each Trust, including each nominee's position with the Trusts, principal occupation for the past five years and age.

                                            TRUSTEE
      NAME, AGE, OFFICE WITH EACH           OF EACH
     TRUST AND BUSINESS EXPERIENCE           TRUST         SHARES OF EACH FUND
      DURING THE PAST FIVE YEARS             SINCE        BENEFICIALLY OWNED(1)
     -----------------------------         ---------     ----------------------
DEXTER  A.  DODGE*  (61):  Chairman  and
  Chief Executive Officer of the Trusts.                Cash Management Fund
  President and Managing Director of the                 239,235.95
  Adviser   since   July   1992.    Vice
  President   of  Freedom   Distributors
  Corporation  since  1989 and  Director
  since 1994                                  1992

RICHARD A. FARRELL (63):  Trustee of the                Cash Management Fund
  Trusts.   President   since   1980  of                 1,815,833(2)
  Farrell,  Healer & Co., Boston,  MA, a
  venture  capital  management firm that
  manages  The Venture  Capital  Fund of
  New England                                1982

ERNEST T. KENDALL  (63):  Trustee of the               Cash Management Fund
  Trusts.    President,     Commonwealth                1,000
  Research   Group,    Boston,   MA,   a
  consulting   firm    specializing   in
  microeconomics,  regulatory  economics
  and labor economics, since 1978            1993

RICHARD B.  OSTERBERG  (52):  Trustee of               Cash Management Fund
  the Trusts.  Member of the law firm of                1,290,158.96(3)
  Weston,  Patrick,  Willard &  Redding,               Government Securities Fund
  Boston, MA, since 1978                     1993       59,687.55(4)

LAWRENCE G. KIRSHBAUM* (54):  Trustee of               Cash Management Fund
  the Trusts.  Chief  Financial  Officer                133,118(5)
  and Executive  Vice  President of John
  Hancock Freedom Securities Corporation
  since 1992. Director of Tucker Anthony
  Incorporated,      Sutro     &     Co.
  Incorporated,  John  Hancock  Clearing
  Corporation    and   Freedom   Capital
  Management   Corporation  since  1992.
  Formerly Chairman of Prescott,  Ball &
  Turben, Inc.,  Cleveland,  Ohio, 1987-
  1990.   Chief  Financial   Officer  of
  Prescott,   Ball   &   Turben,   Inc.,
  1982-1987                                  1993




                                       16


                                            TRUSTEE
      NAME, AGE, OFFICE WITH EACH           OF EACH
     TRUST AND BUSINESS EXPERIENCE           TRUST         SHARES OF EACH FUND
      DURING THE PAST FIVE YEARS             SINCE        BENEFICIALLY OWNED(1)
     -----------------------------         ---------     ----------------------

WILLIAM H.  DARLING  (47):  Nominee  for               Cash Management Fund
  Trustee of the Trusts. President, W.H.                1,000
  Darling   &   Co.,   Inc.,    managing
  corporate  general  partner  to a coal
  land  lessor,  since 1994.  Partner of
  Sagamore   Partners,   which  provides
  trustee services to family and related
  trusts,  since 1993.  Certified Public
  Accountant,  William A.  Darling,  CPA
  since 1982                                  N/A


JOHN R. HAACK (54)  Nominee  for Trustee                Cash Management Fund
  of  the  Trust.   Vice   President  of                 1,000
  Operations,    Reliable    Transaction
  Processing,  1995  to  present.  Major
  General, Assistant to the Commander in
  Chief,  U.S.  Space  Command,  1993 to
  1995.    General   Manager,    Unilect
  Industries,  which  is  an  electrical
  component  manufacture,  1993 to 1994.
  Brigadier General,  Commander of 102nd
  Fighter  Interceptor  Wing,  U.S.  Air
  Force and Air National Guard,  1986 to
  1993                                        N/A

LAURENCE R. VEATOR,  JR.  (63):  Nominee                Cash Management Fund
  for Trustee of the  Trusts.  Currently                 115,573
  retired.     Formerly,      President,
  Pacific/Interamerican   Divisions   of
  Grace  Specialty  Chemicals  Co.  from
  1975 to 1987                                N/A

Trustees  and   executive   officers  of                Cash Management Fund
  Mutual Fund and Tax Exempt  Trust as a                 3,594,600.04
  group (14 persons)                                    Government Securities Fund
                                                         59,687.55

-----------
 * These nominees as Trustees and/or officers are deemed to be "interested persons" of the Trusts, as defined in the 1940 Act, inasmuch as they are affiliated with the Adviser, Freedom Distributors Corporation or John Hancock Freedom Securities Corporation.

(1) None of the persons listed or the nominees as Trustees and executive officers as a group beneficially owns in excess of 1% of the outstanding shares of any Fund. Except as otherwise indicated, the individual indicated as being the beneficial owner of such shares has sole voting and investment power with respect to such shares.

(2) Of these shares 1,792,074 shares are owned by The Venture Capital Fund of New England, The Venture Capital Fund of New England II or The Venture Capital Fund of New England III, of which Mr. Farrell is



                                       17



    either a managing general partner or general partner. The remaining 23,759 shares are held by the Farrell, Healer & Co. PS Plan and the Farrell, Healer & Co. MPP Plan for which Mr. Farrell acts as Trustee. Mr. Farrell disclaims beneficial ownership of such shares.

(3) Includes 81,963.44 shares held by various trusts of which Mr. Osterberg serves as a trustee but is not a beneficiary, 214,319.89 shares held by Mr. Osterberg as a joint tenant, 723,114.3 shares held by various trusts of which Mr. Osterberg serves as agent and 99,161.91 shares owned by an estate of which Mr. Osterberg is the executor.

(4) Includes 10,630.35 shares held by three trusts for his minor children of which trusts Mr. Osterberg is custodian, as to which shares Mr.
    Osterberg disclaims beneficial ownership.

(5) Includes 799 shares held by one trust for his minor child of which trust Mr. Kirshbaum is custodian, as to which shares Mr. Kirshbaum disclaims beneficial ownership.


TRUSTEE MEETINGS AND COMMITTEES

    During the fiscal year ended December 31, 1995, the Trustees of each Trust met four times and each Trustee who was serving as a Trustee or committee member attended at least 75% of the meetings of the respective Trust and/or any committees thereof of which he was a member.

    Each Board of Trustees has elected members of two standing committees: the Audit Committee and the Contracts Committee. The Audit Committee of each Trust is presently composed of Messrs. Farrell (Chairman), Kendall and Osterberg. The Audit Committee is responsible for conferring with each Trust's independent accountants, reviewing the scope and procedures of each Trust's year-end audit and recommending the selection of each Trust's independent accountants. The Audit Committee of each Trust met two times during the fiscal year ended December 31, 1995.

    The Contracts Committee of each Trust is presently composed of Messrs. Osterberg (Chairman), Farrell and Kendall. The Contracts Committee of each Trust is responsible for evaluating the approval or continuation of each Trust's advisory, distribution, custodial and transfer agent agreements and making recommendations to the entire Board of Trustees of each Trust. The Contracts Committees of each Trust met two times during the fiscal year ended December 31, 1995.

OFFICERS OF THE TRUSTS

    The following table lists the officers of each Trust who are not also nominees as Trustees, along with their ages, principal occupations, and business experience during the past five years. These officers are deemed to



                                       18



be "interested persons" of the Trusts under the 1940 Act inasmuch as they are affiliated with the Adviser as described herein. Information concerning Mr. Dodge, who is an officer of the Trust and a nominee as Trustee, is provided under the section above entitled "Information as to Nominees."



          NAME, AGE AND                         PRINCIPAL OCCUPATION AND
      POSITION WITH TRUSTS                 BUSINESS EXPERIENCE FOR PAST YEARS
     ----------------------               ------------------------------------

John J. Danello (41)                    President of the Adviser since  February
  President and Secretary                 1996.  Chief Operating  Officer of the
                                          Adviser since February 1994.  Managing
                                          Director of the Adviser since December
                                          1992. Clerk and General Counsel of the
                                          Adviser since November 1986. President
                                          and Director  since  February 1989 and
                                          Clerk since  February  1987 of Freedom
                                          Distributors Corporation.

Darlene F. Rego (32)                    Vice  President  of  the  Adviser  since
  Treasurer                               February    1995.    Assistant    Vice
                                          President   of   the   Adviser   since
                                          December 1992.  Assistant Treasurer of
                                          the   Trusts   from  July  1987  until
                                          December 1992.

Mary Jeanne Currie (47)                 Vice  President  of  the  Adviser  since
  Vice President                          February 1983.

Michael M. Spencer (46)                 Senior Vice  President  and  Director of
  Vice President                          Fixed   Income   Investments   of  the
                                          Adviser  since August 1995.  From 1985
                                          to 1995,  Portfolio Manager at Shawmut
                                          Investment Advisers.

Paul F. Marandett (54)                  Senior  Vice  President  of the  Adviser
  Vice President                          since  1996.  Vice  President  of  the
                                          Adviser 1990 to 1996.  From 1980-1990,
                                          Vice  President  and Manager,  Bank of
                                          Boston,   Regional   Underwriting  and
                                          Trading  of  Tax  Exempt   Securities.

Maureen M. Renzi (32)                   Assistant Vice  President of the Adviser
  Assistant Secretary                     since February 1995.  Assistant  Clerk
                                          and Compliance  Officer of the Adviser
                                          since July Assistant  Secretary  1992.
                                          Vice President of Freedom Distributors
                                          Corporation   since   February   1995.
                                          Paralegal  at New  England  Securities
                                          from March 1989 to July 1992.


REMUNERATION OF EXECUTIVE OFFICERS AND TRUSTEES

    The following table provides information concerning the aggregate compensation paid to each of the incumbent Trustees nominated for election for services rendered to the Funds during the year ended December 31, 1995. The Trusts do not provide any pension or retirement benefits for the Trustees.



                                       19


                                                         AGGREGATE      AGGREGATE        TOTAL
                          AGGREGATE       AGGREGATE    COMPENSATION   COMPENSATION   COMPENSATION
                         COMPENSATION   COMPENSATION     FROM THE       FROM THE         FROM
                           FROM THE       FROM THE      GOVERNMENT        CASH       FUND COMPLEX
                          CALIFORNIA     TAX EXEMPT     SECURITIES     MANAGEMENT       PAID TO
   NAME OF TRUSTEES          FUND           FUND           FUND           FUND        TRUSTEES(A)
Richard A. Farrell          $2,757         $3,901         $4,018         $10,124        $20,800
Ernest T. Kendall            1,757          2,901          3,018           9,124         20,400
Richard B. Osterberg         1,757          2,901          3,018           9,124         20,400
Dexter A. Dodge                  0              0              0               0              0
Lawrence G. Kirshbaum            0              0              0               0              0

---------
(a) The term "Fund Complex" refers to the Funds and the portfolio series of the FundManager Trust to which the Adviser also provides advisory services.

REQUIRED VOTE

    Under each Trust's Agreement and Declaration of Trust, a quorum being present, those nominees for Trustee of a Trust receiving a plurality of the votes cast by the shareholders of that Trust, voting separately as a Trust, shall be elected.

                              PROPOSAL THREE

             RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

    The Trustees of the Trusts, including the Independent Trustees, have selected Price Waterhouse LLP, 160 Federal Street, Boston, Massachusetts 02110, as the independent accountants for the fiscal year ended December 31, 1996 with respect to each of the Trusts. At the Meetings, shareholders of each Trust are being asked to ratify the selection of Price Waterhouse LLP to perform audit services for the Trusts.

    Price Waterhouse LLP, which has no direct or indirect material financial interest in the Trusts, has served as each Trust's independent accountants since the Trust's inception. The services provided by Price Waterhouse LLP consist of
(1) examination of each Trust's annual financial statements, (2) assistance and consultation in connection with Securities and Exchange Commission filings, and
(3) review of the annual income tax returns filed on behalf of the Trusts.

    If either Trust receives a written request from any shareholder at least five days prior to the Meetings stating the shareholder will be present in person at the Meetings and desires to ask questions of the independent accountants, that Trust will arrange to have a representative of Price Waterhouse LLP present at the Meetings to respond to such questions.

CONSIDERATION BY THE TRUSTEES

    THE TRUSTEES OF EACH OF THE TRUSTS, INCLUDING THE INDEPENDENT TRUSTEES, RECOMMEND THAT SHAREHOLDERS OF EACH TRUST VOTE FOR PROPOSAL THREE, THE RATIFICATION OF THE SELECTION OF PRICE WATERHOUSE LLP AS INDEPENDENT ACCOUNTANTS OF THE RESPECTIVE TRUSTS.


                                       20



REQUIRED VOTE

    Ratification of the selection of Price Waterhouse LLP as the independent accountants of a Trust requires the affirmative vote of a majority of the outstanding shares of that Trust, voting separately as a Trust. Under the 1940 Act, this means that, to be approved by a Trust, this Proposal must receive the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the Trust, voting as a single class, or (2) 67% or more of the outstanding shares of the Trust, voting as a single class, present at the Meetings, if the holders of more than 50% of the outstanding shares of the Trust are present or represented by proxy.

                               PROPOSAL FOUR

                           CASH MANAGEMENT FUND ONLY

                 PROPOSAL TO AMEND THE FUNDAMENTAL INVESTMENT
         RESTRICTION CONCERNING INVESTMENT IN ILLIQUID SECURITIES

BACKGROUND


    Generally, money market funds, such as the Cash Management Fund, may not invest more than 10% of their net assets in illiquid securities and other illiquid assets. The term "illiquid securities" for this purpose means securities that cannot be disposed of within the course of seven days in the ordinary course of business at approximately the amount at which the Fund has valued the securities and includes, among other things, restricted securities other than those determined to be liquid pursuant to guidelines established by the Trust's Board of Trustees. The SEC has taken the position that restricted securities (those which cannot be offered to the public without first being registered under the Securities Act of 1933 (the "1933 Act")) should generally be presumed to be illiquid. The SEC has, however, permitted the boards of directors or trustees of open-end investment companies to determine certain restricted securities to be liquid if they meet certain criteria. The securities that may be considered liquid include, among others, foreign securities and Rule 144A securities which may be deemed liquid despite their restricted nature.


    In a recent no-action letter, the SEC has taken the position that the boards of directors/trustees of open-end investment companies may determine that
Section 4(2) paper is liquid. The term "Section 4(2) paper" refers to commercial paper issued in reliance on Section 4(2) of the 1933 Act, which exempts from registration "transactions by an issuer not involving a public offering." The disposition of Section 4(2) paper is restricted because the resale of such commercial paper must also be effected pursuant to an exempt transaction. In



                                       21



the past, many investment companies had treated Section 4(2) paper as illiquid and, therefore, limited their investments in such instruments in order to satisfy the SEC's 90% liquidity requirement for money market funds.


    In recent years, however, a large institutional market has developed for securities and commercial paper that are not registered under the 1933 Act, such as Section 4(2) paper. Institutional investors will not seek to sell these instruments to the general public, but instead will often depend either on an institutional market in which such unregistered securities can be readily resold or on an issuer's ability to honor a demand for repayment. Thus, the fact that there are contractual or legal restrictions on resale to the general public or certain institutions is not the only factor that determines whether these securities are liquid. In light of that fact, as proposed, the reworded investment restriction set forth below would exclude from the limitation on illiquid securities those issues of Section 4(2) paper that have been deemed liquid by the Trustees of the Mutual Fund.

CURRENT AND PROPOSED INVESTMENT RESTRICTIONS

    The  current  fundamental   investment  restriction  placed  upon  the  Cash
Management Fund states that with regard to illiquid securities that Fund may not:

       Purchase securities (other than under repurchase agreements of not more than one week's duration, considering only the remaining days to maturity of each existing repurchase agreement) for which there exists no readily available market, or for which there are legal or contractual restrictions on resale (excluding restricted securities eligible for resale pursuant to Rule 144A under the Securities Act of 1933, which the Board of Trustees or the Adviser has determined under Board-approved guidelines are liquid), if as a result of any purchase, more than 10% of that Fund's net assets would be invested in such securities.

The Trustees recommend that the shareholders vote to amend this restriction to include Section 4(2) paper in the exclusion mentioned above in order to exclude
Section 4(2) paper which have been deemed to be liquid by the Trustees or the Adviser from the calculation of the amount of illiquid securities held by the Cash Management Fund. The Trustees approved the amendment (as described below) to this restriction at a meeting on October 1996.

    If the shareholders of the Cash Management Fund were to adopt the proposed amendment, the new investment restriction would read as follows (with the new language appearing in italics):

       Purchase securities (other than under repurchase agreements of not more than one week's duration, considering only the remaining days to maturity of each existing repurchase agreement) for which there exists no readily available market, or for which there are legal or contractual


                                       22



    restrictions on resale (excluding restricted securities eligible for resale pursuant to Rule 144A under the Securities Act of 1933 and, with regard to the Cash Management Fund, commercial paper exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, which the Board of Trustees or the Adviser has determined under Board-approved guidelines are liquid), if as a result of any purchase, more than 10% of that Fund's net assets would be invested in such securities.

In addition, the SEC has indicated that in order for the Cash Management Fund to determine that a specific issue of Section 4(2) paper is liquid, the Board of Trustees for the Mutual Fund must determine that the following conditions have been met: a) the Section 4(2) paper is not being traded flat or in default as to principal or interest; b) the Section 4(2) paper is (i) rated in one of the two highest rating categories by two nationally recognized securities rating organizations ("NRSROs"), or (ii) if only one NRSRO rates that security, then it must achieve such rating by that NRSRO or (iii) be deemed of equivalent quality by the Board of Trustees if such Section 4(2) paper is unrated; c) the Board of Trustees must consider the trading market for the specific security in question, taking into account all relevant factors. As proposed, the reworded investment restriction set forth above would exclude from the limitation on illiquid securities those issues of Section 4(2) paper that have been deemed liquid by the Trustees of the Freedom Mutual Fund.

    In determining whether a particular issue of Section 4(2) paper is liquid, the Board of Trustees or the Adviser, as the case may be, will follow the procedures set forth below, which are reasonably designed to establish that an adequate trading market for resale exists for such securities proposed to be acquired by the Cash Management Fund. The Trustees or the Adviser, as the case may be, shall consider the following factors:

    1) The frequency of trades and quotes for the specific Section 4(2) paper.

    2) The number of dealers willing to purchase or sell such securities and the number of other potential purchasers.

    3) Any dealer undertaking to make a market in such securities.

    4) The nature of such securities and the nature of the marketplace in which it trades (e.g., the time needed to dispose of the securities, the method of soliciting offers and the mechanics of transferring such securities.)

    5) Other factors, if any, which the Board of Trustees or the Adviser, as the case may be, deems relevant to determining the existence of a trading market for such security.

If, after considering these factors, the Trustees or the Adviser, as the case may be, reasonably believes that the specific Section 4(2) paper can be disposed of within seven days in the ordinary course of business at


                                       23


approximately the amount that the Cash Management Fund intends to pay for such security, then the Cash Management Fund may acquire such security. Once acquired, the Trustees or the Adviser, as the case may be, will monitor the liquidity of such security pursuant to the factors listed above.

CONSIDERATION BY THE TRUSTEES

    The Trustees of the Mutual Fund have concluded that this amendment to the Cash Management Fund's fundamental investment restriction regarding illiquid securities to permit investments in Section 4(2) paper in the manner described above is in the best interests of that Fund's shareholders.

    THE TRUSTEES OF THE MUTUAL FUND, INCLUDING THE INDEPENDENT TRUSTEES, RECOMMEND THAT SHAREHOLDERS OF THE CASH MANAGEMENT FUND VOTE FOR PROPOSAL FOUR, THE PROPOSAL TO AMEND THE INVESTMENT RESTRICTION RELATING TO THE RESTRICTION PLACED UPON THE CASH MANAGEMENT FUND REGARDING INVESTMENT IN ILLIQUID SECURITIES TO ALLOW THE BOARD OF TRUSTEES OF THE MUTUAL FUND OR THE ADVISER TO, IN THEIR DISCRETION, DETERMINE THAT SECTION 4(2) COMMERCIAL PAPER IS LIQUID AND THEREFORE NOT SUBJECT TO THE SEC RESTRICTION ON INVESTMENT BY MONEY MARKET FUNDS IN ILLIQUID SECURITIES.

REQUIRED VOTE

    Adoption of the proposal to amend this fundamental investment restriction of the Cash Management Fund requires the affirmative vote of a majority of the outstanding shares of that Fund, voting separately as a Fund. Under the 1940 Act, this means that, to be approved by that Fund, this Proposal must receive the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the Cash Management Fund, voting as a single class, or (2) 67% or more of the outstanding shares of the Cash Management Fund, voting as a single class, present at the Meetings, if the holders of more than 50% of the outstanding shares of the Fund are present or represented by proxy.

                          PORTFOLIO TRANSACTIONS

    The Advisory Agreements authorize the Adviser (subject to the control of the Boards of Trustees) to select brokers and dealers to execute purchases and sales of portfolio securities. The Advisory Agreements direct the Adviser to use its best efforts to obtain the best overall terms for the Trusts, taking into account such factors as price (including dealer spread), the size, type and difficulty of the transaction involved, and the financial condition and execution capability of the broker or dealer.

    The Adviser generally will purchase portfolio securities for the Funds either directly from the issuer or from dealers who specialize in "money market" instruments. Usually no brokerage commission is paid, although


                                       24



the price usually includes an undisclosed compensation. Transactions with primary market makers reflect the spread between bid and asked prices; purchases of underwritten issues include an underwriting fee paid by the issuer to the underwriter. During the fiscal year ended December 31, 1995, the Funds paid no brokerage commissions.

    With respect to all of the Funds, to the extent that the execution and price offered by more than one dealer are comparable, the Adviser may, in its discretion, effect transactions in portfolio securities with dealers who provide the Trusts with research services such as credit analysis. Any such research services would be available for use on all investment advisory accounts of the Adviser.

    Other investment advisory clients advised by the Adviser may also invest in the same securities as the Trusts. When these clients buy or sell the same securities at substantially the same time, the Adviser may average the transactions as to price and allocate the amount of available investments in a manner which the Adviser believes to be equitable to each client, including any Fund. In some instances, this investment procedure may adversely affect the price paid or received by any Fund or the size of the position obtainable for it. On the other hand, to the extent permitted by law, the Adviser may aggregate the securities to be sold or purchased for any Fund with those to be sold or purchased for other clients managed by it in order to obtain best execution.

    In no instance will portfolio securities be purchased from or sold to John Hancock, Tucker Anthony, Sutro or any affiliated person (as defined in the 1940
Act) thereof.


    The Board of Trustees of the Mutual Fund has determined that any portfolio transaction for the Mutual Fund may be executed through Tucker Anthony or Sutro, if, in the Adviser's judgment, the use of Tucker Anthony or Sutro is likely to result in price and execution at least as favorable as those of other qualified brokers, and if, in the transaction, Tucker Anthony or Sutro charges the Mutual Fund a commission rate consistent with those charged by Tucker Anthony or Sutro to comparable unaffiliated customers in similar transactions. Neither Tucker Anthony nor Sutro will participate in commissions in brokerage given by the Mutual Fund to other brokers or dealers and will not receive any reciprocal brokerage business resulting therefrom.


                               OTHER MATTERS

    The Trustees do not know of any other matters that will be presented for action at the Meetings. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.



                                       25



                           SHAREHOLDER PROPOSALS

    Under each Trust's Agreement and Declaration of Trust, no annual or special meetings of shareholders are required. Any shareholder desiring to present a proposal for consideration at the next meeting of shareholders of one or more of the Funds should submit the proposal in writing so that it is received by the Secretary of the Funds at One Beacon Street, Boston, Massachusetts 02108 within a reasonable time before the meeting.

                          ADDITIONAL INFORMATION

    The principal distributors and underwriters for all of the Funds are Tucker Anthony Incorporated, which is located at One World Financial Center, New York, NY 10281 and Freedom Distributors Corporation, which is located at One Beacon Street, Boston, Massachusetts 02108. Sutro & Co. Incorporated, located at 201 California Street, San Francisco, California 94111, also acts as a principal distributor and underwriter for the California Fund. The Transfer and
Shareholder Services Agent for all of the Funds is John Hancock Investors Services Corporation, P.O. Box 9102 Boston, Massachusetts 02205.


    The  information   contained  in  this  Proxy   Statement   regarding  JHFSC
Acquisition Corp., Lee and SCP and the terms of the Transaction was provided by JHFSC Acquisition Corp., Lee and SCP.


    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY.


                                       26




                                                                       EXHIBIT A

                            ADVISORY AGREEMENT


    AGREEMENT  made as of the day of  ________,  1996  between  FREEDOM  CAPITAL
MANAGEMENT CORPORATION, a corporation organized under the laws of the Commonwealth of Massachusetts and having its principal place of business in Boston, Massachusetts (the "Manager"), and FREEDOM MUTUAL FUND, a Massachusetts business trust having its principal place of business in Boston, Massachusetts (the "Trust").


    WHEREAS, the Trust engages in business as an open-end management investment company and is so registered under the Investment Company Act of 1940 (the "1940 Act"); and

    WHEREAS, the Manager is engaged principally in the business of rendering investment management services and is so registered under the Investment Advisers Act of 1940; and

    WHEREAS, the Trust is authorized to issue shares of beneficial interest in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

    WHEREAS, the Trust presently offers shares in two series, the Freedom Cash Management Fund and the Freedom Government Securities Fund (such series (the "Initial Funds"), together with all other series subsequently established by the Trust with respect to which the Trust desires to retain the Manager to render investment advisory services hereunder and the manager is willing so to do, being herein collectively referred to as the "Funds");

    NOW, THEREFORE, WITNESSETH: That it is hereby agreed between the parties hereto as follows:

1. APPOINTMENT OF MANAGER.

    (a) Initial Funds. The Trust hereby appoints the Manager to act as manager and investment adviser to the Initial Funds for the period and on the terms herein set forth. The Manager accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

    (b) Additional Funds. In the event that the Trust establishes one or more series of shares other than the Initial Funds with respect to which it desires to retain the Manger to render management and investment advisory services hereunder, it shall so notify the Manager in writing. If the Manager is willing to render such services on the terms provided for herein, it shall notify the Trust in writing, whereupon such series of shares shall become a Fund hereunder.

2. DUTIES OF MANAGER.

    The Manager, at its own expense, shall furnish the following services and facilities to the Trust:

    (a) Investment Program. The Manager will (i) furnish continuously an investment program for each Fund, (ii) determine (subject to the overall supervision and review of the Board of Trustees of the Trust) what investments shall be purchased, held, sold or exchanged by each Fund and what portion, if any, of the assets of each Fund shall be held uninvested, and (iii) make changes on behalf of the Trust in the investments of each Fund. The Manager will also manage, supervise and conduct the other affairs and business of the Trust and each Fund thereof and all matters incidental thereto, subject always to the control of the Board of Trustees of the Trust and to the provisions of the Trust's Agreement and Declaration of Trust and By-laws and the 1940 Act.

    (b) Regulatory Reports. The Manager shall furnish to the Trust necessary assistance in (i) the preparation of all reports now or hereafter required by Federal or other laws, and (ii) the preparation of prospectuses, registration statements, and amendments thereto that may be required by Federal or other laws or by the rules or regulations of any duly authorized commission or administrative body.

    (c) Office Space and Facilities. The Manager shall furnish to the Trust office space in the offices of the Manager or in such other place or places as may be agreed upon from time to time, and all necessary office facilities, simple business equipment, supplies, utilities, and telephone service.

    (d) Services of Personnel. The Manager shall furnish to the Trust all necessary executive and administrative personnel for managing the affairs and investments of the Trust, including personnel to perform clerical, bookkeeping, accounting and other office functions. These services are exclusive of the necessary records or services of any dividend disbursing agent, transfer agent, registrar or custodian. The Manager shall compensate all personnel, officers, and directors of the Trust if such persons are also employees of the Manager or its affiliates.

    (e) Fidelity Bond. The Manager shall arrange for providing and maintaining a bond issued by a reputable insurance company authorized to do business in the place where the bond is issued, against larceny and embezzlement covering each officer and employee of the Trust who may singly or jointly with others have access to funds or securities of the Trust, with direct or indirect authority to draw upon such funds or to direct generally the disposition of such funds. The bond shall be in such reasonable amount as a majority of the Trustees who are not "interested persons" of the Trust as defined in the 1940 Act, shall determine, with due consideration to the aggregate assets of the Trust to which any such officer or employee may have access. The premium for the bond shall be payable by the Trust in accordance with paragraph 3(17).

3. ALLOCATION OF EXPENSES.

    Except for the services and facilities to be provided by the Manager set forth in Paragraph 2 above, the Trust assumes and shall pay all expenses for all other Trust operations and activities and shall reimburse the Manager for any such expenses incurred by the Manager. The expenses to be borne by the Trust shall include, without limitation:

       (1) all expenses of organizing the Trust or a Fund thereof;

       (2) all expenses (including information, materials and services other than services of the Manager) of preparing, printing and mailing all annual, semiannual and periodic reports, proxy materials and other communications (including registration statements, prospectuses and amendments and revisions thereto) furnished to existing shareholders of the Trust and/or regulatory authorities;

       (3) fees involved in registering and maintaining registration of the Trust and its shares with the Securities and Exchange Commission and state regulatory authorities;

       (4) any other registration, filing or other fees in connection with requirements of regulatory authorities;

       (5) expenses, including printing of certificates, relating to issuance of shares of the Trust;

       (6) the expenses of maintaining a shareholder account and furnishing, or causing to be furnished, to each shareholder a statement of his account (which in the case of a shareholder whose statement of account is included on a brokerage account statement of an affiliated distributor, may be a reasonable portion of such expense), including the expense of mailing;

       (7) taxes and fees payable by the Trust to Federal, state or other governmental agencies;

       (8) expenses related to the redemption of its shares, including expenses attributable to any program of periodic redemption;

       (9) all issue and transfer taxes, brokers' commissions and other costs chargeable to the Trust in connection with securities transactions to which the Trust is a party, including any portion of such commissions attributable to research and brokerage services as defined by Section 28(e) of the Securities Exchange Act of 1934, as amended form time to time;

       (10) the charges and expenses of the custodian appointed by the Trust, or any depository utilized by such custodian, for the safekeeping of its property;

       (11) charges and expenses of any shareholder servicing agents, transfer agents and registrars appointed by he Trust, including costs of serving shareholder investment accounts;

       (12) charges and expenses of independent accounts retained by the Trust;

       (13) legal fees and expenses in connection with the affairs of the Trust, including legal fees and expenses in connection with registering and qualifying its shares with Federal and state regulatory authorities;

       (14) compensation and expenses of Trustees of the Trust who are not "interested persons" of the Trust (as defined in the 1940 Act);

       (15) expenses of shareholders' and Trustees' meetings;

       (16) membership dues in the Investment Company Institute or similar organizations;

       (17) insurance premiums on fidelity, errors and omissions and other coverages; and

       (18) such other non-recurring expenses of the Trust as may arise, including expenses of actions, suits, or proceedings to which the Trust is a party and the legal obligation which the Trust may have to indemnify its Trustees with respect thereto.

4. ADVISORY FEE.

    For the services and facilities to be provided by the Manager as provided in Paragraph 2 hereof, the Trust shall pay to the Manager a monthly fee with respect to each Fund as soon as practical after the last day of each calendar month, which fee shall be paid at a rate equal to (i) one-half of one percent (.50%) on an annual basis of the Monthly Average Net Assets of each such Fund for such calendar month up to $500 million, and (ii) forty-five hundredths of one percent (.45%) on an annual basis of the Monthly Average Net Assets of each Fund for such calendar month in excess of $500 million.

    The "Monthly Average Net Assets" of any Fund of the Trust for any calendar month shall be equal to the quotient produced by dividing (i) the sum of the net assets of such Fund, determining in accordance with procedures established from time to time by or under the direction of the Board of Trustees of the Trust in accordance with the Agreement and Declaration of Trust of the Trust, as of the time of day on which net asset value per share is determined on each day during such month on which such net asset value is determined, by (ii) the number of such days.

    In the case of termination of this Agreement with respect to any Fund during any calendar month, the fee with respect to such Fund for that month shall be reduced proportionately based upon the number of calendar days during which it is in effect and the fee shall be computed upon the average net assets of such Fund for the days during which it is so in effect.

5. EXPENSE LIMITATION.

    The Manager agrees that if the total expenses of any Fund (exclusive of interest, taxes, brokerage expenses and extraordinary items) for any fiscal year of the Trust exceed the lowest expense limitation imposed in any jurisdiction in which that Fund is making sales of its shares or has qualified its shares for sale, the Manager will pay or reimburse such Fund for that excess up to the amount of its advisory fee payable with respect to that Fund during that fiscal year. The amount of the monthly advisory fee payable under Paragraph 4 hereof shall be reduced to the extent that the annualized expenses of any Fund for that month exceed the foregoing limitation. At the end of each fiscal year of the Trust, if the aggregate annual expenses chargeable to any Fund for that year exceed the foregoing limitation based upon the average of the Monthly Average Net Assets of that Fund for the year, the Manager will promptly reimburse that Fund for the amount of such excess, but if such expenses are within the foregoing limitation, any excess amount previously withheld from the advisory fee during that fiscal year will be promptly paid over to the Manager.

    In the event that this Agreement is terminated with respect to any one or more Funds as of a date other than the last day of the fiscal year of the Trust, the Manager shall pay to, or receive from, the Trust a pro rata portion of the amount that the Manager would have been required to pay or would have received, if any, had this Agreement remained in effect for the full fiscal year.

6. TRUST PORTFOLIO.

    (a) In connection with the management of the investment and reinvestment of the assets of the Trust, the Manager acting by its own officers, directors, or employees or by a duly authorized subcontractor is authorized to select the brokers or dealers that will execute purchase and sale transactions for the Trust. In executing portfolio transactions and selecting brokers of dealers, if any, the manager will use its best efforts to seek on behalf of a Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Manager shall consider all factors it deems relevant, including the breadth of the market in and the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any (for the specific transaction and on a continuing basis). In evaluating the best overall terms available, and in selecting the broker or dealer, if any, to execute a particular transaction, the Manager may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Fund and/or other accounts over which the Manager or an affiliate of the Manager exercises investment discretion. With the prior approval of the Trustees, the Manager may pay to a broker or dealer who provides such brokerage and research services a commission for executing a Fund portfolio transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Manger determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided.

    (b) The Manager agrees that neither it nor any of its officers or directors will take any long or short term position in the shares of the Trust; provided, however, that such prohibitions: (i) shall not prevent any affiliate of the Manager which acts as a distributor of Trust shares pursuant to a written contract from purchasing shares of the Trust in such capacity; and (ii) shall not prevent the purchase of shares of the Trust by any of the persons above described for their own account and for investment at the price at which such shares are available to the public at the time of purchase or as part of the initial capitalization of the Trust.

7. RELATIONS WITH TRUST.

    Subject to and in accordance with the Agreement and Declaration of Trust and By-laws of the Trust and the Articles of Incorporation and By-laws of the Manager, it is understood that trustees, officers, agents and shareholders of the Trust are or may be interested in the Manager (or any successor thereof) as
directors,   officers,  or  otherwise,  that  directors,
officers, agents and shareholders of the Manager are or may be interested in the Trust as trustees, officers, shareholders or otherwise, that the Manager (or any such successor) is or maybe interested in the Trust as a shareholder or otherwise and that the effect of any such adverse interests shall be governed by said Agreement and Declaration of Trust, Articles of Incorporation and By-laws.

8. LIABILITY OF MANAGER.

    The Manager shall not be liable to the Trust for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Advisory Agreement relates; provided that no provision of this Agreement shall be deemed to protect the Manager against any liability to the Trust or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations and duties under this Agreement. Nor shall any provision hereof be deemed to protect any Trustee or Officer of the Trust against any such liability to which he might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of his duties or the reckless disregard of his obligations and duties. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

9. DURATION AND TERMINATION OF THIS AGREEMENT.

    (a) Duration. This Agreement shall become effective with respect to the Initial Funds on the date hereof and, with respect to any additional Fund, on the date of receipt by the Trust of notice from the Manager in accordance with Paragraph 1(b) hereof that the Manager is willing to serve as Manager with respect to such Fund. Unless terminated as herein provided, this Agreement shall remain in full force and effect (a) with respect to the Initial Funds, until the second anniversary of its effectiveness, and (b) with respect to each Additional Fund, until the December 31 following the date on which such Fund becomes a Fund hereunder. Unless terminated as herein provided, this Agreement shall continue in full force and effect for periods of one year thereafter with respect to each Fund so long as such continuance with respect to any such Fund is approved at least annually (a) by either the Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of such Fund, and (b) in either event by the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval; provided, however, that the continuance of this Agreement with respect to any Additional Fund is subject to the approval of this Agreement by a majority of the outstanding voting securities of that Fund at the first annual or special meeting of shareholders after this Agreement becomes effective with respect to that Fund.

    (b) Amendment. Any amendment to this Agreement shall become effective with respect to any Fund upon approval of a majority of the outstanding voting securities (as defined in the 1940 Act) of that Fund.

    (c) Termination. This Agreement may be terminated with respect to any Fund at any time, without payment of any penalty, by vote of the Trustees or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of that Fund, or by the Manager, on sixty (60) days' written notice to the other party.

    (d)  Automatic   Termination.   This  Agreement  shall   automatically   and
immediately terminate in the event of its assignment.

    (e) Approval, Amendment or Termination by Individual Fund. Any approval, amendment or termination of this Agreement by the holders of a majority of the outstanding voting securities (as defined in the 1940 Act) of any Fund shall be effective to continue, amend or terminate this Agreement with respect to any such Fund notwithstanding (A) that such action has not been approved by the holders of a majority of the outstanding voting securities of any other Fund affected thereby, and (B) that such action has not been approved by the vote of a majority of the outstanding voting securities of the Trust, unless such action shall be required by any applicable law or otherwise.

10. NAME OF TRUST.

    It is understood that the name "Freedom", and any logo associated with that name, is the valuable property of Freedom Capital Management Corporation, and that the Trust has the right to include "Freedom" as a part of its name only so long as an affiliate of Freedom Capital Management Corporation or its successor or assign is the investment adviser to the Trust. Upon termination of this Agreement, the Trust shall forthwith cease to use the Freedom name and logos.

11. SERVICES NOT EXCLUSIVE.

    The services of the Manager to the Trust hereunder are not to be deemed exclusive, and the Manager shall be free to render similar services to others so long as its services hereunder are not impaired thereby.

12. LIMITATION OF LIABILITY.

    The term "Freedom Mutual Fund" means and refers to the Trustees from time to time serving under the Agreement and Declaration of Trust of the Fund dated
December 22, 1980 as the same may subsequently thereto have been, or subsequently hereto be, amended. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but shall bind only the trust property of the Trust, as provided in the Agreement and Declaration of Trust of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees and the initial shareholder of the Trust and signed by the President of the Trust, acting as such, and neither such authorization by such Trustees and shareholder nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in its Agreement and Declaration of Trust.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

FREEDOM MUTUAL FUND                FREEDOM CAPITAL MANAGEMENT CORPORATION


By:                                By:
   ----------------------             ------------------------
   President                          President


ATTEST:                            ATTEST:


   ----------------------             ------------------------
   Assistant Secretary                Clerk

                                                                       EXHIBIT B

                            ADVISORY AGREEMENT


    AGREEMENT  made as of the  day of  _______,  1996  between  FREEDOM  CAPITAL
MANAGEMENT CORPORATION, a corporation organized under the laws of the Commonwealth of Massachusetts and having its principal place of business in Boston, Massachusetts (the "Manager"), and FREEDOM GROUP OF TAX EXEMPT FUNDS, a Massachusetts business trust having its principal place of business in Boston, Massachusetts (the "Trust").


    WHEREAS, the Trust proposes to engage in business as an open-end management investment company and is so registered under the Investment Company Act of 1940 (the "1940 Act"); and

    WHEREAS, the Manager is engaged principally in the business of rendering investment management services and is so registered under the Investment Advisers Act of 1940; and

    WHEREAS, the Trust is authorized to issue shares of beneficial interest in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

    WHEREAS, the Trust presently offers shares in two series, the Freedom Tax Exempt Money Fund and the Freedom California Tax Exempt Money Fund (such series (the "Initial Funds"), together with all other series subsequently established by the Trust with respect to which the Trust desires to retain the Manager to render investment advisory services hereunder and with respect to which the Manager is willing so to do, being herein collectively referred to as the "Funds");

    NOW THEREFORE, WITNESSETH: That it is hereby agreed between the parties hereto as follows:

1. APPOINTMENT OF MANAGER.

    (a) Initial Funds. The Trust hereby appoints the Manager to act as manager and investment adviser to the Initial Funds for the period and on the terms herein set forth. The Manager accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

    (b) Additional Funds. In the event that the Trust establishes one or more series of shares other than the Initial Funds with respect to which it desires to retain the Manager to render management and investment advisory services hereunder, it shall so notify the Manager in writing. If the Manager is willing to render such services on the terms provided for herein, it shall notify the Trust in writing, whereupon such series of shares shall become a Fund hereunder.

2. DUTIES OF MANAGER.

    The Manager, at its own expense, shall furnish the following services and facilities to the Trust:

    (a) Investment Program. The Manager will (i) furnish continuously an investment program for each Fund, (ii) determine (subject to the overall supervision and review of the Board of Trustees of the Trust) what investments shall be purchased, held, sold or exchanged by each Fund and what portion if any, of the assets of each Fund shall be held uninvested, and (iii) make changes on behalf of the Trust in the investments of each Fund. The Manager will also manage, supervise and conduct the other affairs and business of the Trust and each Fund thereof and all matters incidental thereto, subject always to the control of the Board of Trustees of the Trust and to the provisions of the Trust's Agreement and Declaration of Trust and By-laws and the 1940 Act.

    (b) Regulatory Reports. The Manager shall furnish to the Trust necessary assistance in (i) the preparation of all reports now or hereafter required by Federal or other laws, and (ii) the preparation of prospectuses, registration statements and amendments thereto that may be required by Federal or other laws or by the rules or regulations of any duly authorized commission or administrative body.

    (c) Office Space and Facilities. The Manager shall furnish to the Trust office space in the offices of the Manager or in such other place or places as may be agreed upon from time to time, and all necessary office facilities, simple business equipment, supplies, utilities and telephone service.

    (d) Services of Personnel. The Manager shall furnish to the Trust all necessary executive and administrative personnel for managing the affairs and investments of the Trust, including personnel to perform clerical, bookkeeping, accounting and other office functions. These services are exclusive of the necessary records or services of any dividend disbursing agent, transfer agent, registrar or custodian. The Manager shall compensate all personnel, officers, and directors of the Trust if such persons are also employees of the Manager or its affiliates.

    (e) Fidelity Bond. The Manager shall arrange for providing and maintaining a bond issued by a reputable insurance company authorized to do business in the place where the bond is issued against larceny and embezzlement covering each officer and employee of the Trust who may singly or jointly with others have access to funds or securities of the Trust, with direct or indirect authority to draw upon such funds or to direct generally the disposition of such funds. The bond shall be in such reasonable amount as a majority of the Trustees who are not "interested persons" of the Trust, as defined in the 1940 Act, shall determine, with due consideration to the aggregate assets of the Trust to which any such officer or employee may have access. The premium for the bond shall be payable by the Trust in accordance with paragraph 3(17).

3. ALLOCATION OF EXPENSES.

    Except for the services and facilities to be provided by the Manager set forth in Paragraph 2 above, the Trust assumes and shall pay all expenses for all other Trust operations and activities and shall reimburse the Manager for any such expense incurred by the Manager. The expenses to be borne by the Trust shall include, without limitation:

       (1) all expenses of organizing the Trust or forming any series thereof;

       (2) all expenses (including information, materials and services other than services of the Manager) of preparing, printing and mailingall annual, semiannual and periodic reports, proxy materials and other communications (including registration statements, prospectuses and amendments and revisions thereto) furnished to existing shareholders of the Trust and/or regulatory authorities;

       (3) fees involved in registering and maintaining registration of the Trust and its shares with the Securities and Exchange Commission and state regulatory authorities;

       (4) any other registration, filing or other fees in connection with requirements of regulatory authorities;

       (5) expenses, including printing of certificates, relating to issuance of shares of the Trust;

       (6) the expenses of maintaining a shareholder account and furnishing, or causing to be furnished, to each shareholder a statement of his account (which in the case of a shareholder whose statement of account is included on a brokerage account statement of an affiliated distributor, may be a reasonable portion of such expense), including the expense of mailing;

       (7) taxes and fees payable by the Trust to Federal, state or other governmental agencies;

       (8) expenses related to the redemption of its shares, including expenses attributable to any program of periodic redemption;

       (9) all issue and transfer taxes, brokers' commissions and other costs chargeable to the Trust in connection with securities transactions to which the Trust is a party, including any portion of such commissions attributable to research and brokerage services as defined by Section 28(e) of the Securities Exchange Act of 1934, as amended from time to time;

       (10) the charges and expenses of the custodian appointed by the Trust, or any depository utilized by such custodian, for the safekeeping of its property;

       (11) charges and expenses of any shareholder servicing agents, transfer agents and [registrars] appointed by the Trust, including costs of servicing shareholder investment accounts;

       (12) charges and expenses of independent accountants retained by the Trust;

       (13) legal fees and expenses in connection with the affairs of the Trust, including legal fees and expenses in connection with registering and qualifying its shares with Federal and state regulatory authorities;

       (14) compensation and expenses of Trustees of the Trust who are not "interested persons" of the Trust (as defined in the 1940 Act);

       (15) expenses of shareholders' and Trustees' meetings;

       (16) membership dues in, and assessments of, the Investment Company Institute or similar organizations;

       (17) insurance premiums on fidelity, errors and omissions and other coverages; and

       (18) such other non-recurring expenses of the Trust as may arise, including expenses of actions, suits, or proceedings to which the Trust is a party and the legal obligation which the Trust may have to indemnify its Trustees or shareholders with respect thereto.

4. ADVISORY FEE.

    For the services and facilities to be provided by the Manager as set forth in Paragraph 2 hereof, the Trust shall pay to the Manager a monthly fee with respect to each Fund as soon as practical after the last day of each calendar month, which fee shall be paid at a rate equal to (i) one-half of one percent (.50%) on an annual basis of the Monthly Average Net Assets of each such

Fund for such calendar month up to $500 million, and (ii) forty-five hundredths of one percent (.45%) on an annual basis of the Monthly Average Net Assets of each Fund for such calendar month in excess of $500 million.

    The "Monthly Average Net Assets" of any Fund of the Trust for any calendar month shall be equal to the quotient produced by dividing (i) the sum of the net assets of such Fund, determined in accordance with procedures established from time to time by or under the direction of the Board of Trustees of the Trust in accordance with the Agreement and Declaration of Trust, as of the time of day on which net asset value per share is determined on each day during such month on which such net asset value is determined, by (ii) the number of such days.

    In the case of commencement or termination of this Agreement with respect to any Fund during any calendar month, the fee with respect to such Fund for that month shall be reduced proportionately based upon the number of calendar days during which it is in effect and the fee shall be computed upon the average net assets of such Fund for the days during which it is in effect.

5. EXPENSE LIMITATION.

    The Manager agrees that if the total expenses of any Fund (exclusive of interest, taxes, brokerage expenses and extraordinary items) for any fiscal year of the Trust exceed the lowest expense limitation imposed in any jurisdiction in which that Fund is then making sales of its shares or in which its shares are then qualified for sale, the Manager will pay or reimburse such Fund for that excess up to the amount of its advisory fee payable with respect to that Fund during that fiscal year. The amount of the monthly advisory fee payable under Paragraph 4 hereof shall be reduced to the extent that the annualized expenses of any Fund for that month exceed the foregoing limitation. At the end of each fiscal year of the Trust, if the aggregate a annual expenses chargeable to any Fund for that year exceed the foregoing limitation based upon the average of the Monthly Average Net Assets of that Fund for the year, the Manager will promptly reimburse that Fund for the amount of such excess, but if such expenses are within the foregoing limitation, any excess amount previously withheld from the advisory fee during that fiscal year will be promptly paid over to the Manager.

    In the event that this Agreement is terminated with respect to any one or more Funds as of a date other than the last day of the fiscal year of the Trust, then the expenses shall be annualized and the Manager shall pay to, or receive from, the Trust a pro rata portion of the amount that the Manager would have been required to pay or would have received, if any, had this Agreement remained in effect for the full fiscal year.

6. PORTFOLIO TRANSACTIONS.

    In connection with the management of the investment and reinvestment of the assets of the Trust, the Manager, acting by its own officers, directors or employees or by a duly authorized subcontractor, is authorized to select the brokers or dealers that will execute purchase and sale transactions for the Trust. In executing portfolio transactions and selecting brokers or dealers, if any, the Manager will use its best efforts to seek on behalf of a Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Manager shall consider all factors it deems relevant, including the breadth of the market in and the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any (for the specific transaction and on a continuing basis). In evaluating the best overall terms available, and in selecting the broker or dealer, if any, to execute a particular transaction, the Manager may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to any Fund of the Trust and/or other accounts over which the Manager or an affiliate of the Manager exercises investment discretion. With the prior approval of the Trustees, the Manager may pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Manager determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided.

7. RELATIONS WITH TRUST.

    Subject to and in accordance with the Agreement and Declaration of Trust and By-laws of the Trust and the Articles of Incorporation and By-laws of the Manager, it is understood that Trustees, officers, agents and shareholders of the Trust are or may be interested in the Manager (or any successor thereof) as directors, officers, or otherwise, that directors, officers, agents and shareholders of the Manager (or any successor) are or may be interested in the Trust as Trustees, officers, shareholders or otherwise, that the Manager (or any such successor) is or may be interested in the Trust as a shareholder or otherwise and that the effect of any such adverse interests shall be governed by said Agreement and Declaration of Trust, Articles of Incorporation and By-laws.

    The Manager agrees that neither it nor any of its officers or directors will take any long or short term position in the shares of the Trust; provided, however, that such prohibition: (i) shall not prevent any affiliate of the

Manager which acts as a distributor of the Trust shares pursuant to a written contract from purchasing shares of the Trust in such capacity; and (ii) shall not prevent the purchase of shares of the Trust by any of the persons above described for their own account and for investment at the price at which such shares are available to the public at the time of purchase or as part of the initial capitalization of the Trust.

8. LIABILITY OF MANAGER.

    The Manager shall not be liable to the Trust for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Advisory Agreement relates; provided that no provision of this Agreement shall be deemed to protect the Manager against any liability to the Trust or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations and duties under this Agreement. Nor shall any provision hereof be deemed to protect any Trustee or Officer of the Trust against any such liability to which he might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of his duties or the reckless disregard of his obligations and duties. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

9. DURATION AND TERMINATION OF THIS AGREEMENT.

    (a) Duration. This Agreement shall become effective with respect to the Initial Funds on the date on the date first above written and, with respect to any additional Fund, on the date of receipt by the Trust of notice from the Manager in accordance with Paragraph l(b) hereof that the Manager is willing to serve as Manager with respect to such Fund. Unless terminated as herein provided, this Agreement shall remain in full force and effect (a) with respect to the Initial Funds, until the second anniversary of its effectiveness, and (b) with respect to each additional Fund, until the December 31 following the date on which such Fund becomes a Fund hereunder. Unless terminated as herein provided, this Agreement shall continue in full force and effect for periods of one year thereafter with respect to each Fund so long as such continuance with respect to any such Fund is approved at least annually (a) by either the Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of such Fund, and (b) in either event by the vote of a majority of the Trustees of the Trust who are not parties to this Agreement of "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval; provided, however, that the continu-ance of this Agreement with respect to any additional Fund is subject to the approval of this Agreement by a majority of the outstanding voting securities of that Fund at the first annual or special meeting of shareholders after this Agreement becomes effective with respect to that Fund.

    (b) Amendment. Any amendment to this Agreement shall become effective with respect to any Fund upon approval of a majority of the outstanding voting securities (as defined in the 1940 Act) of that Fund.

    (c) Termination. This Agreement may be terminated with respect to any Fund at any time, without payment of any penalty, by vote of the Trustees or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of that Fund, or by the Manager, on sixty (60) days' written notice to the other party.

    (d) Automatic Termination.This Agreement shall automatically and immediately terminate in the event of its assignment.

    (e) Approval, Amendment or Termination by Individual Fund. Any approval, amendment or termination of this Agreement by the holders of a majority of the outstanding voting securities (as defined in the 1940 Act) of any Fund shall be effective to continue, amend or terminate this Agreement with respect to any such Fund notwithstanding (i) that such action has not been approved by the holders of a majority of the outstanding voting securities of any other Fund affected thereby, and (ii) that such action has not been approved by the vote of a majority of the outstanding voting securities of the Trust, unless such action shall be required by any applicable law or otherwise.

10. NAME OF TRUST.

    It is understood that the name "Freedom", and any logo associated with that name, is the valuable property of Freedom Capital Management Corporation, and that the Trust has the right to include "Freedom" as a part of its name only so long as an affiliate of Freedom Capital Management Corporation or its successor or assign is the investment adviser to the Trust. Upon termination of this Agreement, the Trust shall forthwith cease to use the Freedom name and logos.

11. SERVICES NOT EXCLUSIVE.

    The services of the Manager to the Trust hereunder are not to be deemed exclusive, and the Manager shall be free to render similar services to others so long as its services hereunder are not impaired thereby.

12. LIMITATION OF LIABILITY.

    The term "Freedom Group of Tax Exempt Funds" means and refers to the Trustees from time to time serving under the Agreement and Declaration of Trust of the Fund dated June 1, 1982 as the same may subsequently thereto have been, or subsequently hereto may be, amended. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but shall bind only the trust property of the Trust, as provided in the Agreement and Declaration of Trust of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees and the initial shareholder of the Trust and signed by the President of the Trust, acting as such, and neither such authorization by such Trustees and shareholder nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in its Agreement and Declaration of Trust.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

FREEDOM GROUP OF                   FREEDOM CAPITAL MANAGEMENT
TAX EXEMPT FUNDS                   CORPORATION



By:                                By:
   ----------------------             ------------------------
   President                          President


ATTEST:                            ATTEST:


   ----------------------             ------------------------
   Assistant Secretary                Clerk

                           VOTE THIS PROXY CARD TODAY!


                  (Please detach at perforation before mailing)

FUND NAME WILL PRINT HERE            PROXY SOLICITATION BY THE BOARD OF TRUSTEES

         The undersigned, revoking all previous proxies, hereby appoint(s) Dexter A. Dodge and John J. Danello and each of them, attorneys with full power of substitution in each, to vote all the shares of beneficial interest of above-referenced Fund (the "Fund"), a portfolio series of the above-referenced Trust (the "Trust"), which the undersigned is (are) entitled to vote at the Special Meeting of Shareholders (the "Meeting") of the Fund to be held at the offices of the Trust, sixth floor, One Beacon Street, Boston, Massachusetts 02108, on Monday, December 16, 1996 at 2:00 p.m., Boston time, and at any adjournment or postponement thereof. All powers may be exercised by a majority of said proxy holders or substitutes voting or acting, or, if only one votes and acts, then by that one. Receipt of the Proxy Statement is hereby acknowledged. If not revoked in the manner described in the Proxy Statement, this proxy shall be voted as specified on the reverse side.

                         PLEASE SIGN, DATE AND RETURN
                         PROMPTLY IN ENCLOSED ENVELOPE



                         Date:                     , 1996
                              --------------------

                         NOTE: Signature(s) should agree with name(s) printed herein. Executors, Administrators, Trustees, etc. should so indicate.


                         -----------------------------------------------
                         Signatures








                           VOTE THIS PROXY CARD TODAY!


                  (Please detach at perforation before mailing)
--------------------------------------------------------------------------------

        THIS PROXY SHALL BE VOTED IN FAVOR OF (FOR)  PROPOSALS (1),  (2),(3) and
(4) IF NO SPECIFICATION IS MADE BELOW. AS TO ANY OTHER MATTER, SAID PROXY OR PROXIES SHALL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT. (The following proposals are numbered to correspond to the numbering of proposals contained in the Proxy Statement). Please vote by filing in the appropriate boxes below, as shown, using blue or black ink or dark pencil. Do not use red ink.


1. To consider and vote on approval of a new Investment Advisory Agreement between the Trust, on behalf of the Fund, and Freedom Capital Management Corporation.

          FOR [ ]                  AGAINST [ ]              ABSTAIN [ ]

2.    To elect eight trustees of the Trust.  Nominees:  Dexter A. Dodge, Richard
      A.  Farrell,  Ernest  T.  Kendall,  Richard  B.  Osterberg,   Lawrence  G.
      Kirshbaum, William H. Darling, John R. Haack and Laurence R. Vestor, Jr.

          FOR all [ ]                             WITHHOLD AUTHORITY [ ]
          nominees listed                         from all nominees except as
          herein                                  noted to the contrary below






YOU MAY WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S), BY WRITING THE NOMINEE(S) NAME(S) ON THE LINE BELOW.

--------------------------------------------------------------------------------

3. To ratify the selection of Price Waterhouse LLP as the independent auditors of the Trust.

          FOR [ ]                  AGAINST [ ]              ABSTAIN [ ]



4. To approve an amendment to the Cash Management Fund's fundamental investment restriction regarding illiquid securities.

          FOR [ ]                  AGAINST [ ]              ABSTAIN [ ]



In the discretion of said proxy or proxies, to act upon such other matters as may properly come before the Meeting or any adjournment or postponement thereof